Exhibit 23.1

KPMG LLP

345 Park Avenue

New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our audit report dated March 31, 2023, with respect to the consolidated financial statements of Lexeo Therapeutics, Inc., included herein.

/s/ KPMG LLP

New York, New York

November 7, 2023